UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 19, 2020, the Company received a counter-signed Settlement and Release Agreement (the “Settlement”) by and between Parallax Health Sciences, Inc., RoxSan Pharmacy, Inc., Michael Redmond, Edward Withrow III, Huntington Chase Financial Group, LLC, Calli Bucci and Dave Engert (collectively, “Parallax”)  and Shahla Melamed and Hootan Melamed (collectively, the “Melameds”), for the Settlement, effective February 12, 2020 (the “Effective Date”), of all pending lawsuits between the parties in connection with the acquisition of RoxSan Pharmacy.

In consideration of the resolution of all existing and potential claims, including the cancellation of the Company’s contingent liability in the principal sum of $20,500,000, and accrued interest of approximately $4,500,000, and without further action or litigation and without admission of liability by either party, the Settlement terms include the following:

•A payment of $4,000,000 (the “Settlement Sum”) to the Melameds, to be paid as follows:

o$1,250,000 within 90 days of the Effective Date;

o$1,250,000 within one (1) year of the Effective Date;

o$1,500,000 within two (2) years of the Effective Date.

•The issuance of ten (10) million shares of the Company’s common stock to an entity owned by Shahla Melamed.

In addition, in the event forty percent (40%) or more of the Company and/or its subsidiaries (including by way of merger) is sold within two (2) years of the Effective Date, the Company shall pay the Melameds, within two (2) weeks of receipt of the proceeds from such sale (the “Sale Proceeds”), any outstanding unpaid Settlement Sum plus an additional 10% of the Sale Proceeds received, up to a total of an additional $3,000,000 over and above the Settlement Sum.

The foregoing disclosure and summary of the Settlement set forth in this Item 1.01 does not purport to be complete.  The Settlement and Release Agreement is confidential, and has been omitted as an exhibit to this Current Report.  The Registrant undertakes to furnish copies of any omitted schedules to the SEC upon request.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures set forth in Item 1.01 are incorporated into this Item 2.03 by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 1.01 are incorporated into this Item 3.02 by reference.

The issuance was made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the Melameds and there was no public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: February 21, 2020	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer